UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2017

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 682-8452
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 8, 2017, Ira Greenstein resigned as a director of Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”). Such resignation was tendered and accepted by the Board of Directors (the “Board”) of the Company. Mr. Greenstein’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

In connection with his resignation, on May 12, 2017, the Company executed a Separation Agreement with Mr. Greenstein (the “Separation Agreement”). The Separation Agreement provides, among other things that, in recognition of Mr. Greenstein’s past services and contributions to the Company, including, without limitation, serving as Chairman of the Board since 2007 and General Counsel since 2015, (i) the Company will pay Mr. Greenstein a separation payment in the amount of $250,000 (the “Separation Pay”), which amount includes all reimbursable business expenses, and will be paid in five equal annual installments over a term of five years on or before June 30 of each year, commencing June 30, 2017, in accordance with Company’s regular payroll practices and less applicable deductions and withholdings; (ii) each vested stock option of the Company held by Mr. Greenstein will remain exercisable for the remaining term of such option; and (iii) each unvested stock option of the Company held by Mr. Greenstein will fully vest on May 12, 2017 and will remain exercisable for the remaining term of such option.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 10, 2017, Hon. Michael A. Ferguson was elected as a director of the Company and Chairman of the Board to fill the vacancy on the Board created with the resignation of Mr. Greenstein. Effective immediately, Mr. Ferguson will serve as a Class III director and Chairman of the Board, and his initial term will expire at the Company’s 2019 annual meeting of stockholders. Mr. Ferguson shall also serve as a member of the compensation committee of the Board of Directors of the Corporation.

As compensation for his service on the Board, Mr. Ferguson will receive the Company’s standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Ferguson and any other persons pursuant to which Mr. Ferguson was named a director of the Company. Mr. Ferguson does not have (i) any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

In addition, Mr. Ferguson received a grant of nonqualified stock options to purchase 750,000 shares of common stock of the Company under the Company’s 2016 Consolidated Stock Incentive Plan, of which (i) options to purchase 250,000 shares of common stock vested immediately; (ii) options to purchase 250,000 shares of common stock will vest on May 12, 2018; and (iii) options to purchase 250,000 shares of common stock will vest on May 12, 2019. The options have an exercise price of $0.65 per share. The options contain certain scenarios which would result in an accelerated vesting. The options expire on May 11, 2022.

On May 11, 2017, the Company issued a press release in connection with the election of Mr. Ferguson and the resignation of Mr. Greenstein. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Separation Agreement, dated as of May 12, 2017, between Ohr Pharmaceutical, Inc. and Ira Greenstein

99.1	Press release, dated May 11, 2017 (incorporated by reference to Exhibit 99.2 to Ohr Pharmaceutical, Inc’s Current Report on Form 8-K (Commission File No. 001-35963) filed with the Securities and Exchange Commission on May 11, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC (Registrant)

Date: May 12, 2017	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 12, 2017, between Ohr Pharmaceutical, Inc. and Ira Greenstein

99.1	Press release, dated May 11, 2017 (incorporated by reference to Exhibit 99.2 to Ohr Pharmaceutical, Inc’s Current Report on Form 8-K (Commission File No. 001-35963) filed with the Securities and Exchange Commission on May 11, 2017).